STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000090514806006883/0000905148-06-006883.txt.

IMPORTANT NOTICE RELATING TO
AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Term Sheet
$282,711,000
Approximately

Morgan Stanley Mortgage Loan Trust
2007-9SL

Mortgage Pass-Through Certificates,
Series 2007-9SL

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000090514806006883/0000905148-06-006883.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

$282,711,000
(Approximately)
Morgan Stanley Mortgage Loan Trust 2007-9SL

Morgan Stanley Capital I Inc.
Depositor

Saxon Mortgage Services, Inc.
Servicer

MBIA Insurance Corporation
Certificate Insurer

Transaction Highlights

Offered Classes	Description	Balance ($)(3)	Expected Ratings (S&P / Moody’s)	Avg Life to Call (1) (2)/ Mty (2)	Principal Window To Call (1) (2)/ Mty(2)	Initial Subordination Level	Benchmark
A(4)	Floater	223,194,000	AAA/Aaa	***Not Offered Hereby***			1 Mo. LIBOR
M-1	Floater	3,132,000	AA-/Aa3	3.38 / 4.41	36 - 65 / 36 - 145	27.75%	1 Mo. LIBOR
M-2	Floater	15,976,000	A/A2	5.41 / 7.40	65 - 65 / 66 - 137	22.65%	1 Mo. LIBOR
M-3	Floater	7,205,000	A-/A3	5.18 / 5.57	58 - 65 / 58 - 124	20.35%	1 Mo. LIBOR
B-1	Floater	7,205,000	BBB+/Baa1	4.79 / 5.17	53 - 65 / 53 - 121	18.05%	1 Mo. LIBOR
B-2	Floater	6,265,000	BBB/Baa2	4.54 / 4.92	49 - 65 / 49 - 118	16.05%	1 Mo. LIBOR
B-3	Floater	6,109,000	BBB-/Baa3	4.38 / 4.75	47 - 65 / 47 - 115	14.10%	1 Mo. LIBOR
B-4	Fixed	8,144,000	BB+/Ba1	***Not Offered Hereby***			Fixed Rate
B-5	Fixed	5,481,000	BB/Ba2	***Not Offered Hereby***			Fixed Rate
Notes:
(1)	Certificates are priced to the first 10% Optional Clean-up Call Date.
(2)	Based on the pricing prepayment speed. See details below.
(3)	Bond sizes subject to a variance of plus or minus 10%.
(4)	These certificates are insured by MBIA Insurance Corporation as described herein.

Issuer:	Morgan Stanley Mortgage Loan Trust Series 2007-9SL

Depositor:	Morgan Stanley Capital I Inc.

Top Contributors:	Morgan Stanley Mortgage Capital	99.25%
	Other	0.75%

Servicer:	Saxon Mortgage Services, Inc. is expected to be the initial servicer of all of the Mortgage Loans.

Trustee:	LaSalle Bank National Association

Certificate Insurer:	MBIA Insurance Corporation

Manager:	Morgan Stanley

Auction Administrator:	LaSalle Bank National Association

Rating Agencies:	Standard & Poor’s Ratings Services (a division of the McGraw Hill Companies, Inc.) and Moody’s Investors Service, Inc.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Class M Certificates:	The Class M-1, M-2 and M-3 Certificates

Class B Certificates:	The Class B-1, B-2, B-3, B-4 and B-5 Certificates

Subordinate Certificates:	The Class M and B Certificates

Offered Certificates:	The Class M and B Certificates (except the Class B-4 and B-5 Certificates)

LIBOR Certificates:	The Class A, M and B Certificates (except the Class B-4 and B-5 Certificates)

Fixed Rate Certificates:	The Class B-4 and B-5 Certificates

Expected Closing Date:	June 28, 2007 through DTC and, upon request, Euroclear or Clearstream. The LIBOR Certificates will be sold without accrued interest.

Cut-off Date:	June 1, 2007

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning July 25, 2007.

Final Scheduled Distribution Date:	The Distribution Date occurring in July 2037.

Optional Clean-up Call Date:
Each Distribution Date when the current aggregate principal balance of the Mortgage Loans and any related REO Properties is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Optional Termination of the Trust Fund by Purchaser or Auction:
Commencing with the first Optional Clean-up Call Date, the Auction Administrator shall solicit bids for the purchase of the Mortgage Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property related to Mortgage Loans remaining in the trust fund (collectively, the “Assets”), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”).  If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, on each six-month anniversary of the initial Optional Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Optional Clean-up Call Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

Commencing with the first Distribution Date following the first Optional Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Assets for a price equal to the sum of (a) 100% of the aggregate stated principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property, (c) any related unreimbursed servicing advances and (d) all amounts due to the Certificate Insurer.

Minimum Auction Price:
For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate stated principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to in the trust fund being purchased, (c) any related unreimbursed servicing advances, (d) any expenses incurred by the Auction Administrator relating to the Auction process and (e) all amounts due to the Certificate Insurer.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Due Period:	For any Distribution Date, the period beginning the second day of the calendar month preceding and ending the first day of the month in which the Distribution Date occurs.

Interest Accrual Period:
The interest accrual period for the LIBOR Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an Actual/360 day count basis).

For the Fixed Rate Certificates and any Distribution Date, the calendar month immediately prior to the month in which the relevant distribution date occurs (on a 30/360 day count basis).

Delay Days:	0 day delay for LIBOR Certificates. 24 day delay for Fixed Rate Certificates.

Mortgage Loans:
The Trust will consist of a single group of collateral. The LIBOR Certificates and Fixed Rate Certificates herein represent interests in the “Mortgage Loans.” As of the Cut-off Date, the “Mortgage Loans” consist of fixed rate residential, second-lien mortgage loans with an aggregate principal balance of approximately $313,255,278.

Pricing Prepayment Speed:	Fixed Rate Mortgage Loans: CPR starting at approximately 20% CPR in month 1 and increasing to 35% CPR in month 12 (approximately 15%/11 increase for each month), and remaining at 35% CPR thereafter

Credit Enhancement:
The LIBOR Certificates and Fixed Rate Certificates are credit enhanced by:
1)    Net monthly excess cashflow from the Mortgage Loans,
2)    Approximately 9.75% initial overcollateralization. On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 19.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date,
3)    Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates, and
4)    Financial Guaranty Insurance Policy for the Class A Certificates.

Financial Guaranty Insurance Policy:
The Class A Certificates have the benefit of a financial guaranty insurance policy (the “Insurance Policy”) pursuant to which the Certificate Insurer will unconditionally and irrevocably guarantee the following payments on the Class A Certificates on each distribution date:

1)    timely payments of accrued interest due such certificates;
2)    the amount of any realized losses on the mortgage loans, to the extent not covered by excess cashflow, overcollateralization and subordination; and
3)    the ultimate payment of principal on such certificates on the final scheduled distribution date or earlier termination of the trust.

The Certificate Insurer will not guarantee any Basis Risk Carry Forward Amounts on such certificates, any interest shortfalls due to the Servicemembers’ Civil Relief Act or any related prepayment interest shortfalls. No other class of certificates will have the benefit of that or any other financial guaranty insurance policy.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Stepdown Date:
The later to occur of:
(x)  The earlier of:
(a)  The Distribution Date occurring in July 2010; and
(b)  The Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Class A Certificates is zero and all amounts due to the Certificate Insurer have been paid in full; and
(y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the LIBOR Certificates and the Fixed Rate Certificates on the applicable Distribution Date) is greater than or equal to approximately 57.50%.

Trigger Event:	Either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 13.91% of the prior period’s Senior Enhancement Percentage. The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent (including Mortgage Loans in foreclosure, REO or in bankruptcy).

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related prepayment period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

	Months 25 - 36	4.05% for the first month, plus an additional 0.24583% for each month thereafter
	Months 37 - 48	7.00% for the first month, plus an additional 0.20833% for each month thereafter
	Months 49 - 60	9.50% for the first month, plus an additional 0.14583% for each month thereafter
	Months 61 - 72	11.25% for the first month, plus an additional 0.06250% for each month thereafter
	Months 73 - thereafter	12.00%

Initial Subordination Percentage:	Class A:	28.75%
	Class M-1:	27.75%
	Class M-2:	22.65%
	Class M-3:	20.35%
	Class B-1:	18.05%
	Class B-2:	16.05%
	Class B-3:	14.10%
	Class B-4:	11.50%
	Class B-5:	9.75%

Step-up Coupons:
For all LIBOR Certificates and Fixed Rate Certificates the coupon will increase after the first Optional Clean-up Call Date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Classes of LIBOR Certificates after the first Optional Clean-up Call Date and increase 50bps for the Fixed Rate Certificates.

Class A Pass-Through Rate:
The Class A Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Class M-1 Pass-Through Rate:
The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-2 Pass-Through Rate:
The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class M-3 Pass-Through Rate:
The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-1 Pass-Through Rate:
The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-2 Pass-Through Rate:
The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Class B-3 Pass-Through Rate:
The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Net Wac Cap.

Net Wac Cap:
As to any Distribution Date a per annum rate equal to the weighted average gross interest rate of the Mortgage Loans in effect on the beginning of the related Due Period less servicing and other fee rates and, with respect to the Class A Certificates only, net of the premium rate on an Actual/360 basis for the LIBOR Certificates.

Class A, M-1, M-2, M-3, B-1, B-2, and B-3 Basis Risk Carry Forward Amounts:
As to any Distribution Date, the basis risk carry forward amount for each of the Class A, M-1, M-2, M-3, B-1, B-2, and B-3 Certificates will equal the sum of:
(i)   The excess, if any, of interest that would otherwise be due on such Class at the applicable Pass-Through Rate for that Class (without regard to the Net Wac Cap) over interest due such Class at a rate equal to the Net Wac Cap;

(ii)  Any Basis Risk Carry Forward Amount for such Class remaining unpaid from prior Distribution Dates; and

(iii) Interest on the amount in clause (ii) at the applicable Pass-Through Rate for that Class and Distribution Date (without regard to the Net Wac Cap).

Interest Distributions on LIBOR Certificates and the Fixed Rate Certificates:
On each Distribution Date and after payments of the servicing fee, the premium due to the Certificate Insurer and other expenses, interest distributions from the Interest Remittance Amount will be allocated as follows:
(i)           To the Class A Certificates, its Accrued Certificate Interest;
(ii)          To the Certificate Insurer, any reimbursement for amounts paid under the Insurance Policy, including interest thereon plus all amounts due to the Certificate Insurer under the insurance agreement including interest thereon;
(iii)         To the Class M-1 Certificates, its Accrued Certificate Interest;
(iv)         To the Class M-2 Certificates, its Accrued Certificate Interest;
(v)          To the Class M-3 Certificates, its Accrued Certificate Interest;
(vi)         To the Class B-1 Certificates, its Accrued Certificate Interest;
(vii)        To the Class B-2 Certificates, its Accrued Certificate Interest;
(viii)       To the Class B-3 Certificates, its Accrued Certificate Interest;
(ix)         To the Class B-4 Certificates, its Accrued Certificate Interest;
(x)          To the Class B-5 Certificates, its Accrued Certificate Interest; and
(xi)         Any remaining amounts, to be distributed as part of Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Principal Distributions on LIBOR Certificates and Fixed Rate Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)           to the Class A Certificates, until the Class Principal Balances have been reduced to zero;
(ii)          to the Certificate Insurer, any reimbursement for amounts paid under the Insurance Policy, including interest thereon plus all amounts due to the Certificate Insurer under the insurance agreement including interest thereon, to the extent not paid from the Interest Remittance Amount;
(iii)         to the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(iv)         to the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(v)          to the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(vi)         to the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(vii)        to the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(viii)       to the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(ix)         to the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;
(x)          to the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero; and
(xi)         any remaining amounts, to be distributed as part of Net Monthly Excess Cashflow.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)           to the Class A Certificates the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until the aggregate Class Principal Balance thereof have been reduced to zero;
(ii)          to the Certificate Insurer, any reimbursement for amounts paid under the Insurance Policy, including interest thereon plus all amounts due to the Certificate Insurer under the insurance agreement including interest thereon, to the extent not paid from the Interest Remittance Amount;
(iii)         to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(iv)         to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(v)          to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(vi)         to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(vii)        to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(viii)       to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(ix)         to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;
(x)          to the Class B-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and
(xi)         any remaining amounts, to be distributed as part of Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Allocation of Net Monthly Excess Cashflow:
For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i)           to pay the holders of the LIBOR Certificates and Fixed Rate Certificates in respect of principal (in the order of priority as described above under “Principal Distributions on the LIBOR Certificates and Fixed Rate Certificates”), until the target overcollateralization amount has been achieved;
(ii)          to the Class M-1 Certificates, the unpaid interest shortfall amount;
(iii)         to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;
(iv)         to the Class M-2 Certificates, the unpaid interest shortfall amount;
(v)          to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;
(vi)         to the Class M-3 Certificates, the unpaid interest shortfall amount;
(vii)        to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;
(viii)       to the Class B-1 Certificates, the unpaid interest shortfall amount;
(ix)         to the Class B-1 Certificates, the allocated unreimbursed realized loss amount;
(x)          to the Class B-2 Certificates, the unpaid interest shortfall amount;
(xi)         to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;
(xii)        to the Class B-3 Certificates, the unpaid interest shortfall amount;
(xiii)       to the Class B-3 Certificates, the allocated unreimbursed realized loss amount;
(xiv)       to the Class B-4 Certificates, the unpaid interest shortfall amount;
(xv)        to the Class B-4 Certificates, the allocated unreimbursed realized loss amount;
(xvi)       to the Class B-5 Certificates, the unpaid interest shortfall amount;
(xvii)      to the Class B-5 Certificates, the allocated unreimbursed realized loss amount;
(xviii)     any Class A Basis Risk Carry Forward Amount;
(xix)       sequentially, to Classes M-1, M-2, M-3, B-1, B-2 and B-3 Certificates, in such order, in each case an amount up to the amount of the Basis Risk Carry Forward Amount for such Class;
(xx)        to the Class OC and Class P Certificates as provided for in the Trust Agreement; and
(xxi)       to the holders of the Class R Certificates, any remaining amounts.

Interest Remittance Amount:	For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:
For any Distribution Date and each Class of the LIBOR Certificates and Fixed Rate Certificates, the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state law allocated to such Class.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:
For any Distribution Date is the amount of funds available from the Mortgage Loans for distribution on such Distribution Date remaining after making all distributions of interest and principal on the LIBOR Certificates and Fixed Rate Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Extra Principal Distribution Amount:
For any Distribution Date and the LIBOR Certificates and Fixed Rate Certificates the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and other fees and expenses), over (y) the sum of interest payable on the LIBOR Certificates and Fixed Rate Certificates on such Distribution Date and (ii) the Overcollateralization Deficiency Amount for such Distribution Date.

Overcollateralization Deficiency Amount:	The excess of the (i) target overcollateralization amount over (ii) the current overcollateralization amount for such Distribution Date.

Excess Subordinated Amount:	For any Distribution Date, means the excess, if any of (i) the overcollateralization amount over (ii) the target overcollateralization amount for such Distribution Date.

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 42.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

Class M-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 44.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

Class M-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

Class M-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Class B-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 63.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

Class B-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

Class B-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Class B-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

Class B-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $1,566,276.

Depositor’s Option to Purchase Breached Mortgage Loans:	The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage Loan:
A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:
Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers related to the Mortgage Loan.

Trust Tax Status:	REMIC.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

ERISA Eligibility:
Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

SMMEA Eligibility:	It is anticipated that none of the Offered Certificates will be SMMEA eligible.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY MORTGAGE LOAN TRUST 2007-9SL TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed subprime mortgage loans secured by second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Seconds.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Weighted Average Life Sensitivity
To CALL
	PPC	25%	50%	75%	100%	125%	150%	175%
M-1	WAL	12.11	7.50	5.36	3.38	3.26	2.96	1.88
	First Payment Date	7/25/2014	1/25/2011	8/25/2011	6/25/2010	9/25/2009	3/25/2009	11/25/2008
	Expected Final Maturity	1/25/2022	10/25/2018	12/25/2014	11/25/2012	7/25/2011	8/25/2010	1/25/2010
	Window	85 - 175	43 - 136	50 - 90	36 - 65	27 - 49	21 - 38	17 - 31
M-2	WAL	12.11	7.50	5.25	5.41	4.07	3.16	2.57
	First Payment Date	7/25/2014	1/25/2011	3/25/2011	11/25/2012	6/25/2011	7/25/2010	12/25/2009
	Expected Final Maturity	1/25/2022	10/25/2018	12/25/2014	11/25/2012	7/25/2011	8/25/2010	1/25/2010
	Window	85 - 175	43 - 136	45 - 90	65 - 65	48 - 49	37 - 38	30 - 31
M-3	WAL	12.11	7.50	5.15	5.18	3.84	2.96	2.42
	First Payment Date	7/25/2014	1/25/2011	1/25/2011	4/25/2012	1/25/2011	3/25/2010	9/25/2009
	Expected Final Maturity	1/25/2022	10/25/2018	12/25/2014	11/25/2012	7/25/2011	8/25/2010	1/25/2010
	Window	85 - 175	43 - 136	43 - 90	58 - 65	43 - 49	33 - 38	27 - 31
B-1	WAL	12.11	7.50	5.11	4.79	3.57	2.76	2.25
	First Payment Date	7/25/2014	1/25/2011	12/25/2010	11/25/2011	9/25/2010	12/25/2009	7/25/2009
	Expected Final Maturity	1/25/2022	10/25/2018	12/25/2014	11/25/2012	7/25/2011	8/25/2010	1/25/2010
	Window	85 - 175	43 - 136	42 - 90	53 - 65	39 - 49	30 - 38	25 - 31
B-2	WAL	12.11	7.50	5.08	4.54	3.40	2.64	2.14
	First Payment Date	7/25/2014	1/25/2011	11/25/2010	7/25/2011	7/25/2010	10/25/2009	5/25/2009
	Expected Final Maturity	1/25/2022	10/25/2018	12/25/2014	11/25/2012	7/25/2011	8/25/2010	1/25/2010
	Window	85 - 175	43 - 136	41 - 90	49 - 65	37 - 49	28 - 38	23 - 31
B-3	WAL	12.11	7.50	5.06	4.38	3.28	2.54	2.07
	First Payment Date	7/25/2014	1/25/2011	10/25/2010	5/25/2011	5/25/2010	9/25/2009	4/25/2009
	Expected Final Maturity	1/25/2022	10/25/2018	12/25/2014	11/25/2012	7/25/2011	8/25/2010	1/25/2010
	Window	85 - 175	43 - 136	40 - 90	47 - 65	35 - 49	27 - 38	22 - 31

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Weighted Average Life Sensitivity
To MATURITY
	PPC	25%	50%	75%	100%	125%	150%	175%
M-1	WAL	12.88	8.02	5.91	4.41	5.68	5.61	2.99
	First Payment Date	7/25/2014	1/25/2011	8/25/2011	6/25/2010	9/25/2009	3/25/2009	11/25/2008
	Expected Final Maturity	7/25/2033	8/25/2024	11/25/2021	7/25/2019	8/25/2016	8/25/2014	2/25/2013
	Window	85 - 313	43 - 206	50 - 173	36 - 145	27 - 110	21 - 86	17 - 68
M-2	WAL	12.87	8.01	5.79	7.40	5.30	3.99	3.36
	First Payment Date	7/25/2014	1/25/2011	3/25/2011	12/25/2012	6/25/2011	7/25/2010	12/25/2009
	Expected Final Maturity	6/25/2033	6/25/2024	11/25/2021	11/25/2018	8/25/2015	11/25/2013	7/25/2012
	Window	85 - 312	43 - 204	45 - 173	66 - 137	48 - 98	37 - 77	30 - 61
M-3	WAL	12.86	7.99	5.69	5.57	4.14	3.20	2.60
	First Payment Date	7/25/2014	1/25/2011	1/25/2011	4/25/2012	1/25/2011	3/25/2010	9/25/2009
	Expected Final Maturity	10/25/2032	7/25/2023	7/25/2021	10/25/2017	4/25/2015	7/25/2013	4/25/2012
	Window	85 - 304	43 - 193	43 - 169	58 - 124	43 - 94	33 - 73	27 - 58
B-1	WAL	12.85	7.98	5.64	5.17	3.87	3.00	2.42
	First Payment Date	7/25/2014	1/25/2011	12/25/2010	11/25/2011	9/25/2010	12/25/2009	7/25/2009
	Expected Final Maturity	5/25/2032	2/25/2023	4/25/2021	7/25/2017	2/25/2015	6/25/2013	3/25/2012
	Window	85 - 299	43 - 188	42 - 166	53 - 121	39 - 92	30 - 72	25 - 57
B-2	WAL	12.83	7.97	5.60	4.92	3.69	2.87	2.31
	First Payment Date	7/25/2014	1/25/2011	11/25/2010	7/25/2011	7/25/2010	10/25/2009	5/25/2009
	Expected Final Maturity	11/25/2031	7/25/2022	12/25/2020	4/25/2017	11/25/2014	4/25/2013	1/25/2012
	Window	85 - 293	43 - 181	41 - 162	49 - 118	37 - 89	28 - 70	23 - 55
B-3	WAL	12.82	7.96	5.57	4.75	3.57	2.77	2.24
	First Payment Date	7/25/2014	1/25/2011	10/25/2010	5/25/2011	5/25/2010	9/25/2009	4/25/2009
	Expected Final Maturity	5/25/2031	3/25/2022	8/25/2020	1/25/2017	9/25/2014	2/25/2013	12/25/2011
	Window	85 - 287	43 - 177	40 - 158	47 - 115	35 - 87	27 - 68	22 - 54

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Collateral Net WAC Cap Rate (Actual/360) (1)

Month	(%)	Month	(%)	Month	(%)
1	12.207	23	10.983	45	11.769
2	10.631	24	10.628	46	10.630
3	10.631	25	10.983	47	10.984
4	10.984	26	10.628	48	10.630
5	10.629	27	10.629	49	10.984
6	10.983	28	10.983	50	10.630
7	10.628	29	10.629	51	10.630
8	10.628	30	10.983	52	10.985
9	11.361	31	10.629	53	10.630
10	10.628	32	10.629	54	10.985
11	10.982	33	11.768	55	10.630
12	10.628	34	10.629	56	10.630
13	10.982	35	10.983	57	11.364
14	10.628	36	10.629	58	10.631
15	10.628	37	10.983	59	10.985
16	10.982	38	10.629	60	10.631
17	10.628	39	10.629	61	10.986
18	10.982	40	10.984	62	10.632
19	10.628	41	10.629	63	10.632
20	10.628	42	10.984	64	10.987
21	11.767	43	10.630	65	10.633
22	10.628	44	10.630	-	-

Assumes:
(1)	100% PPC

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

LIBOR Certificates Net WAC Cap Rate (Actual/360) (1)(2)

Month	(%)	Month	(%)	Month	(%)
1	6.270	23	14.729	45	29.690
2	11.923	24	14.457	46	26.103
3	11.973	25	15.170	47	26.261
4	12.435	26	14.914	48	25.256
5	12.090	27	15.170	49	26.100
6	12.567	28	15.962	50	25.260
7	12.230	29	15.742	51	25.261
8	12.309	30	16.603	52	26.106
9	13.258	31	16.415	53	25.267
10	12.482	32	16.797	54	26.113
11	13.000	33	19.064	55	25.296
12	12.675	34	17.674	56	25.335
13	13.210	35	18.785	57	27.105
14	12.890	36	18.737	58	25.375
15	13.008	37	106.540	59	26.232
16	13.574	38	99.357	60	25.390
17	13.264	39	95.744	61	26.240
18	13.854	40	95.334	62	25.396
19	13.552	41	88.898	63	25.400
20	13.710	42	80.153	64	26.250
21	15.378	43	28.326	65	25.407
22	14.059	44	27.558	-	-

Assumes:
(1)	100% PPC
(2)	1 Month LIBOR = 20% beginning in month 2

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Excess Spread Before Losses (%)(1)

Month	Excess Spread(%)[2]	Excess Spread(%)[3]	Month	Excess Spread(%)[2]	Excess Spread(%)[3]	Month	Excess Spread(%)[2]	Excess Spread(%)[3]
1	5.835	5.835	23	5.268	5.173	45	4.238	4.017
2	5.115	5.105	24	5.098	4.996	46	3.559	3.307
3	5.114	5.063	25	5.265	5.155	47	3.713	3.456
4	5.291	5.263	26	5.097	4.978	48	3.477	3.202
5	5.111	5.090	27	5.096	4.974	49	3.701	3.442
6	5.288	5.265	28	5.259	5.136	50	3.479	3.214
7	5.110	5.071	29	5.094	4.962	51	3.480	3.209
8	5.109	5.061	30	5.255	5.126	52	3.703	3.436
9	5.462	5.413	31	5.092	4.951	53	3.481	3.200
10	5.108	5.066	32	5.090	4.947	54	3.704	3.427
11	5.283	5.244	33	5.568	5.438	55	3.483	3.189
12	5.107	5.065	34	5.088	4.947	56	3.484	3.184
13	5.281	5.243	35	5.244	5.109	57	3.929	3.644
14	5.105	5.066	36	5.085	4.945	58	3.486	3.175
15	5.105	5.064	37	5.292	5.151	59	3.709	3.403
16	5.277	5.226	38	4.922	4.765	60	3.488	3.170
17	5.104	5.046	39	4.698	4.530	61	3.712	3.421
18	5.275	5.216	40	4.636	4.465	62	3.491	3.190
19	5.102	5.026	41	4.224	4.035	63	3.492	3.187
20	5.102	5.020	42	4.157	3.962	64	3.716	3.416
21	5.611	5.535	43	3.744	3.527	65	3.495	3.181
22	5.100	5.006	44	3.685	3.453

Assumes:
(1)	100% PPC
(2)	1 Month LIBOR = 5.32%
(3)	Forward LIBOR

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

CDR Table

The tables below describe the Constant Default Rate (“CDR”), and the related cumulative loss on the Mortgage Loans at which the first dollar or more of loss is incurred. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 100% P&I advancing (3) 100% loss severity, (4) 6-month lag from default to loss, (5) triggers fail (i.e., no stepdown), and (6) to maturity.

	Static LIBOR = 5.32%			FWD LIBOR
Class	CDR %	Cumulative Loss %	Class	CDR %	Cumulative Loss %
M-1	18.56	33.02	M-1	18.43	32.84
M-2	14.74	27.67	M-2	14.64	27.52
M-3	13.26	25.43	M-3	13.15	25.26
B-1	11.88	23.26	B-1	11.78	23.10
B-2	10.78	21.46	B-2	10.69	21.31
B-3	9.84	19.88	B-3	9.75	19.72

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	Morgan Stanley	June 20th, 2007

Collateral Summary

Aggregate Outstanding Principal Balance			$313,255,278
Aggregate Original Principal Balance			$314,688,170
Number of Mortgage Loans			4,979

	Average	Maximum	Minimum
Original Principal Balance	$63,203	$500,000	$10,000
Outstanding Principal Balance	$62,915	$486,620	$767
	Weighted Average	Maximum	Minimum
Original Term (mos)	232	360	180
Stated Remaining Term (mos)	226	360	156
Loan Age (mos)	6	24	0
Current Interest Rate	11.487%	19.250%	6.000%
Combined Original Loan-to-Value	96.88%	100.00%	10.23%
Credit Score	696	817	600

		Earliest	Latest
Maturity Date		06-01-2020	06-01-2037

Lien Position	Percent of Mortgage Pool	Documentation Type	Percent of Mortgage Pool
2nd Lien	100.00%	Full/Alt/Lite	15.73%
		Limited	47.20%
Occupancy	Percent of Mortgage Pool	No Ratio	21.68%
Primary	82.60%	Stated Income/Stated Asset	8.38%
Second Home	4.66%	No Documentation	7.01%
Investment	12.74%
		Property Type	Percent of Mortgage Pool
Loan Purpose	Percent of Mortgage Pool	Single Family Residence	50.28%
Purchase	75.70%	PUD	26.37%
Refinance - Rate/Term	3.62%	Condominium	7.06%
Refinance - Cashout	20.67%	Two-to-Four Family	16.14%
		Townhouse	0.16%
Loan Type	Percent of Mortgage Pool
Fixed Rate	100.00%	Amortization Type	Percent of Mortgage Pool
		Fully Amortizing	38.00%
		Balloon	62.00%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-9SL	MORGAN STANLEY
Termsheet Aggregate	4,979 records Balance: $313,255,278

Summary Statistics
Total Current Balance: 313,255,277.84
Total Original Balance: 314,688,170.30
Number of Mortgage Loans: 4,979
Minimum Original Balance: 10,000.00
Maximum Original Balance: 500,000.00
Average Original Balance: 63,203.09
Average Current Balance: 62,915.30
Weighted Average Original Term: 232
Weighted Average Stated Remaining Term: 226
Weighted Average Seasoning: 6
Minimum Current Rate: 6.000
Maximum Current Rate: 19.250
Weighted Average Current Rate: 11.487
Weighted Average Combined LTV: 96.88
Non-Zero Weighted Average FICO: 696
Second Liens as Percent of Pool: 100.00
Percent Owner: 82.60
Percent Second Home: 4.66
Percent Investor: 12.74
Percent Fixed Rate: 100.00
Percent Interest Only: 15.78
Percent Fully Amortizing: 38.00
Percent Balloon: 62.00
Percent Full-Alt Documentation: 15.70
Percent Purchase: 75.70
Percent Rate Term Refinance: 3.62
Percent Cashout Refinance: 20.67

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Morgan Stanley	4,965	310,916,012	99.25	62,622	11.492	15.75	96.93	696
Other	14	2,339,266	0.75	167,090	10.765	13.75	89.84	706
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696

Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
5.501—6.000	1	234,300	0.07	234,300	6.000	100.00	80.00	729
6.501—7.000	12	625,066	0.20	52,089	6.888	56.81	95.07	735
7.001—7.500	63	3,196,107	1.02	50,732	7.379	73.12	95.80	743
7.501—8.000	107	5,308,328	1.69	49,611	7.812	75.42	94.27	736
8.001—8.500	126	7,137,606	2.28	56,648	8.365	48.60	94.36	722
8.501—9.000	274	15,986,803	5.10	58,346	8.867	27.51	95.19	719
9.001—9.500	277	16,582,856	5.29	59,866	9.345	21.68	94.84	720
9.501—10.000	444	27,857,267	8.89	62,742	9.866	23.94	96.35	709
10.001—10.500	360	25,956,607	8.29	72,102	10.355	13.08	97.05	709
10.501—11.000	372	28,620,645	9.14	76,937	10.861	10.46	98.14	702
11.001—11.500	346	24,936,959	7.96	72,072	11.346	9.94	97.48	699
11.501—12.000	485	31,374,046	10.02	64,689	11.852	11.38	97.18	683
12.001—12.500	481	33,891,336	10.82	70,460	12.361	8.84	96.90	685
12.501—13.000	484	30,451,255	9.72	62,916	12.805	10.22	97.76	682
13.001—13.500	362	19,619,423	6.26	54,197	13.347	12.49	97.18	686
13.501—14.000	435	24,051,572	7.68	55,291	13.885	8.95	97.69	677
14.001—14.500	211	10,904,087	3.48	51,678	14.373	5.41	96.74	671
14.501—15.000	74	3,762,126	1.20	50,840	14.816	4.99	96.47	669
15.001 >=	65	2,758,889	0.88	42,444	16.195	10.64	97.07	685
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Minimum: 6.000 Maximum: 19.250 Weighted Average by Current Balance: 11.487

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-9SL	MORGAN STANLEY
Termsheet Aggregate	4,979 records Balance: $313,255,278

Original Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
180	3,523	220,415,902	70.36	62,565	11.546	16.34	96.90	695
240	66	2,530,739	0.81	38,345	11.783	31.42	97.51	676
300	49	4,113,335	1.31	83,946	11.854	20.78	97.34	713
360	1,341	86,195,301	27.52	64,277	11.309	13.47	96.77	698
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Minimum: 180 Maximum: 360 Weighted Average by Current Balance: 232

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
146—157	1	84,543	0.03	84,543	10.750	0.00	99.77	660
158—169	106	6,176,796	1.97	58,272	11.766	15.70	96.37	681
170—181	3,416	214,154,563	68.36	62,692	11.540	16.37	96.91	696
218—229	3	91,486	0.03	30,495	10.743	34.73	97.52	735
230—241	63	2,439,253	0.78	38,718	11.822	31.30	97.51	674
278—289	1	26,709	0.01	26,709	12.250	0.00	90.00	719
290—301	48	4,086,626	1.30	85,138	11.851	20.91	97.39	713
338—349	13	625,846	0.20	48,142	12.113	2.86	98.79	711
350—361	1,328	85,569,455	27.32	64,435	11.303	13.55	96.76	698
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Minimum: 156 Maximum: 360 Weighted Average by Current Balance: 226

Original Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—25,000.00	701	12,813,084	4.09	18,278	11.954	27.04	93.58	694
25,000.01—50,000.00	1,806	67,922,620	21.68	37,609	11.531	26.81	96.74	692
50,000.01—75,000.00	1,132	69,134,176	22.07	61,073	11.347	17.54	97.47	694
75,000.01—100,000.00	623	54,043,225	17.25	86,747	11.371	10.88	97.65	692
100,000.01—125,000.00	278	31,053,057	9.91	111,702	11.444	11.19	97.49	701
125,000.01—150,000.00	207	28,262,103	9.02	136,532	11.414	6.89	98.38	696
150,000.01—175,000.00	87	14,115,186	4.51	162,244	11.567	6.78	97.51	701
175,000.01—200,000.00	53	10,166,761	3.25	191,826	11.768	5.69	95.33	706
200,000.01—250,000.00	47	10,814,265	3.45	230,091	11.755	10.09	95.84	708
250,000.01—300,000.00	21	5,810,771	1.85	276,703	11.193	15.11	95.54	718
300,000.01—400,000.00	21	7,730,910	2.47	368,139	12.043	8.68	88.97	696
400,000.01—500,000.00	3	1,389,120	0.44	463,040	12.060	0.00	92.39	690
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Minimum: 10,000.00 Maximum: 500,000.00 Average: 63,203.09

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-9SL	MORGAN STANLEY
Termsheet Aggregate	4,979 records Balance: $313,255,278

Current Mortgage Loan Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—25,000.00	722	13,281,872	4.24	18,396	11.919	27.26	93.54	694
25,000.01—50,000.00	1,796	67,926,447	21.68	37,821	11.527	26.78	96.78	693
50,000.01—75,000.00	1,124	68,775,702	21.96	61,188	11.353	17.43	97.47	694
75,000.01—100,000.00	622	54,067,768	17.26	86,926	11.368	10.88	97.61	692
100,000.01—125,000.00	279	31,208,606	9.96	111,859	11.452	11.14	97.56	701
125,000.01—150,000.00	206	28,137,856	8.98	136,592	11.422	6.92	98.35	696
150,000.01—175,000.00	86	13,990,162	4.47	162,676	11.552	6.84	97.53	700
175,000.01—200,000.00	53	10,166,761	3.25	191,826	11.768	5.69	95.33	706
200,000.01—250,000.00	47	10,814,265	3.45	230,091	11.755	10.09	95.84	708
250,000.01—300,000.00	20	5,765,809	1.84	288,290	11.198	15.23	95.54	718
300,000.01—400,000.00	21	7,730,910	2.47	368,139	12.043	8.68	88.97	696
400,000.01—500,000.00	3	1,389,120	0.44	463,040	12.060	0.00	92.39	690
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Minimum: 766.62 Maximum: 486,619.72 Average: 62,915.30

Product Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Fixed—15 Year	70	2,837,538	0.91	40,536	11.208	26.74	93.22	692
Fixed—20 Year	66	2,530,739	0.81	38,345	11.783	31.42	97.51	676
Fixed—30 Year	1,067	65,366,699	20.87	61,262	11.377	12.95	97.46	697
Interest Only Fixed—15 Year	273	23,348,266	7.45	85,525	11.034	10.14	96.11	699
Interest Only Fixed—25 Year	49	4,113,335	1.31	83,946	11.854	20.78	97.34	713
Interest Only Fixed—30 Year	274	20,828,602	6.65	76,017	11.096	15.13	94.60	701
Interest Only Balloon—15/30	17	1,141,079	0.36	67,122	11.607	13.90	98.87	701
Balloon—15/30	3,163	193,089,018	61.64	61,046	11.612	16.95	97.04	695
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696

Interest Only Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0	4,366	263,823,995	84.22	60,427	11.551	16.20	97.11	695
60	287	24,138,340	7.71	84,106	11.052	10.47	96.18	699
120	326	25,292,943	8.07	77,586	11.227	15.84	95.12	703
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-9SL	MORGAN STANLEY
Termsheet Aggregate	4,979 records Balance: $313,255,278

Geographic Distribution by Balance	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
California	770	70,567,220	22.53	91,646	10.994	11.96	96.81	697
New York	399	42,952,273	13.71	107,650	11.407	4.85	97.48	697
Florida	434	25,194,032	8.04	58,051	12.325	9.83	96.88	697
Arizona	280	17,023,101	5.43	60,797	11.469	22.45	97.49	700
Maryland	221	16,222,647	5.18	73,406	11.856	15.77	96.84	689
Virginia	207	14,380,329	4.59	69,470	11.559	15.08	96.80	702
Nevada	207	12,457,728	3.98	60,182	11.574	6.75	98.44	699
New Jersey	175	12,380,595	3.95	70,746	11.635	7.20	92.12	684
Georgia	287	10,502,989	3.35	36,596	12.358	18.51	98.73	682
Illinois	162	9,539,267	3.05	58,884	11.525	17.84	96.62	697
Texas	282	9,319,993	2.98	33,050	11.323	27.96	97.66	694
Washington	123	7,386,027	2.36	60,049	10.987	25.08	94.83	700
Massachusetts	108	7,265,955	2.32	67,277	11.645	20.61	96.22	697
Colorado	124	6,385,163	2.04	51,493	11.266	24.88	96.50	712
Minnesota	100	4,560,934	1.46	45,609	10.147	35.12	97.33	718
North Carolina	119	4,316,571	1.38	36,274	12.301	22.67	96.96	690
Michigan	101	4,228,187	1.35	41,863	11.214	45.88	98.26	699
Oregon	78	3,866,154	1.23	49,566	11.684	26.69	97.78	687
South Carolina	64	3,503,216	1.12	54,738	12.086	26.20	96.61	701
Utah	66	3,307,562	1.06	50,115	11.112	25.66	95.94	716
Connecticut	50	3,040,879	0.97	60,818	12.438	18.83	96.80	700
Pennsylvania	76	2,913,750	0.93	38,339	12.314	26.93	97.13	686
New Mexico	55	2,522,584	0.81	45,865	12.040	9.79	96.01	697
Ohio	60	1,996,929	0.64	33,282	11.814	41.88	98.59	676
Missouri	40	1,904,814	0.61	47,620	11.710	30.38	95.62	706
Idaho	34	1,621,624	0.52	47,695	12.011	12.26	95.95	691
Tennessee	51	1,467,990	0.47	28,784	9.982	53.95	97.84	677
Wisconsin	27	976,392	0.31	36,163	10.871	63.67	97.31	686
Hawaii	9	950,196	0.30	105,577	10.460	0.00	97.60	706
District of Columbia	12	878,944	0.28	73,245	12.897	24.30	96.66	690
Mississippi	21	842,443	0.27	40,116	11.633	18.81	97.31	692
Delaware	17	823,115	0.26	48,419	11.754	18.05	99.46	679
Rhode Island	19	818,394	0.26	43,073	10.990	15.15	93.12	700
Louisiana	30	792,236	0.25	26,408	11.645	14.95	95.66	684
Oklahoma	25	660,855	0.21	26,434	10.727	35.41	97.25	699
New Hampshire	10	599,205	0.19	59,920	10.738	12.30	93.25	707
Kentucky	19	555,596	0.18	29,242	11.905	21.26	96.25	673
Iowa	15	523,811	0.17	34,921	10.684	61.80	97.99	713
Alabama	13	469,135	0.15	36,087	12.716	40.77	98.65	655
West Virginia	8	454,034	0.14	56,754	11.422	17.27	99.27	716
Nebraska	9	450,035	0.14	50,004	10.667	31.01	98.64	675
Indiana	14	385,894	0.12	27,564	11.975	66.75	97.00	685
Arkansas	10	365,696	0.12	36,570	11.315	40.08	98.77	687
Alaska	7	347,900	0.11	49,700	12.620	17.70	95.86	658
Kansas	10	312,039	0.10	31,204	10.717	27.69	94.73	700
Wyoming	8	299,043	0.10	37,380	12.691	21.37	97.31	678
Montana	6	293,617	0.09	48,936	11.613	49.25	100.00	658
Maine	6	240,470	0.08	40,078	11.561	4.98	91.22	716
South Dakota	5	182,010	0.06	36,402	11.417	13.24	99.78	652
Vermont	5	165,244	0.05	33,049	10.080	62.44	98.12	742
Other	1	40,464	0.01	40,464	7.750	100.00	100.00	780
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Number of States Represented: 51

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-9SL	MORGAN STANLEY
Termsheet Aggregate	4,979 records Balance: $313,255,278

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
10.01—15.00	1	10,944	0.00	10,944	13.875	0.00	10.23	630
15.01—20.00	1	39,937	0.01	39,937	11.625	0.00	17.50	668
20.01—25.00	1	44,862	0.01	44,862	14.375	0.00	24.98	703
35.01—40.00	1	24,679	0.01	24,679	14.500	0.00	40.00	699
40.01—45.00	2	198,449	0.06	99,225	8.936	0.00	43.30	691
45.01—50.00	1	36,543	0.01	36,543	13.250	0.00	49.97	765
50.01—55.00	3	447,441	0.14	149,147	12.007	9.37	51.46	669
55.01—60.00	3	535,862	0.17	178,621	11.410	0.00	58.30	649
60.01—65.00	2	152,398	0.05	76,199	11.097	32.04	62.62	667
65.01—70.00	5	449,033	0.14	89,807	10.786	0.00	68.17	678
70.01—75.00	11	535,201	0.17	48,655	9.571	15.57	73.64	691
75.01—80.00	71	7,054,480	2.25	99,359	10.183	5.79	79.52	691
80.01—85.00	125	6,022,697	1.92	48,182	10.263	14.72	84.08	691
85.01—90.00	767	37,572,465	11.99	48,986	11.204	10.42	89.60	703
90.01—95.00	804	43,269,248	13.81	53,817	11.887	16.95	94.72	700
95.01—100.00	3,181	216,861,039	69.23	68,174	11.539	16.86	99.91	694
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Minimum: 10.23 Maximum: 100.00 Weighted Average by Current Balance: 96.88

Junior Lien Ratio	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0.01—5.00	65	1,391,520	0.44	21,408	9.622	11.72	81.66	697
5.01—10.00	541	19,774,109	6.31	36,551	10.577	13.09	88.49	701
10.01—15.00	788	41,122,224	13.13	52,186	11.417	14.23	92.29	697
15.01—20.00	3,060	199,317,993	63.63	65,137	11.469	17.48	99.04	693
20.01—25.00	309	29,150,042	9.31	94,337	11.897	12.47	94.70	707
25.01—30.00	186	18,520,510	5.91	99,573	12.320	6.91	97.99	705
30.01—35.00	16	1,875,876	0.60	117,242	11.199	18.57	89.43	689
35.01—40.00	11	1,511,887	0.48	137,444	11.307	25.16	97.63	713
45.01—50.00	2	331,908	0.11	165,954	11.911	61.93	97.39	672
50.01 >=	1	259,209	0.08	259,209	12.500	0.00	100.00	715
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Minimum: 0.23 Maximum: 57.60 Weighted Average by Current Balance: 19.56

Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Purchase	3,774	237,143,503	75.70	62,836	11.590	13.29	98.16	700
Refinance—Cashout	982	64,761,150	20.67	65,948	11.263	22.16	92.89	683
Refinance—Rate Term	223	11,350,625	3.62	50,900	10.599	30.00	92.74	691
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-9SL	MORGAN STANLEY
Termsheet Aggregate	4,979 records Balance: $313,255,278

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Single Family Residence	2,661	157,501,349	50.28	59,189	11.337	17.94	96.48	692
Planned Unit Development	1,318	82,590,083	26.37	62,663	11.374	17.07	97.50	700
2 Family	288	23,785,245	7.59	82,588	11.762	5.85	97.09	693
Condominium	410	22,114,993	7.06	53,939	12.161	14.29	97.10	702
3 Family	195	20,363,035	6.50	104,426	11.651	6.41	97.78	706
4 Family	95	6,399,583	2.04	67,364	12.754	13.87	93.82	711
Townhouse	12	500,989	0.16	41,749	11.539	38.30	99.70	665
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696

Documentation Level	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Limited Documentation	2,194	147,859,077	47.20	67,392	11.567	0.00	96.99	693
No Ratio Documentation	985	67,915,976	21.68	68,950	11.784	0.00	96.95	700
Full Documentation	762	36,686,691	11.71	48,145	10.472	100.00	97.50	691
Stated Income/Stated Assets	371	26,248,380	8.38	70,750	11.831	0.00	96.52	697
No Documentation	422	21,950,204	7.01	52,015	12.056	0.00	94.49	715
Alternative Documentation	242	12,486,393	3.99	51,597	10.178	100.00	98.29	687
Lite Documentation	3	108,556	0.03	36,185	11.186	100.00	93.59	647
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696

Occupancy	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
Primary	3,764	258,755,018	82.60	68,745	11.239	15.97	97.54	693
Investment	933	39,903,450	12.74	42,769	12.825	14.99	92.34	710
Second Home	282	14,596,809	4.66	51,762	12.224	13.45	97.58	716
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696

Seasoning	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0	8	464,517	0.15	58,065	9.260	30.84	84.84	739
1—3	433	24,929,047	7.96	57,573	10.883	18.47	94.61	707
4—6	2,879	185,845,578	59.33	64,552	11.258	17.90	97.16	694
7—9	1,427	87,754,264	28.01	61,496	12.087	10.84	96.91	698
10—12	174	10,831,995	3.46	62,253	12.041	11.26	97.89	700
13—15	39	2,137,195	0.68	54,800	11.487	13.57	93.39	683
16—18	10	710,761	0.23	71,076	11.193	17.98	99.60	676
19—21	8	497,377	0.16	62,172	11.793	25.27	96.99	672
22—24	1	84,543	0.03	84,543	10.750	0.00	99.77	660
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Weighted Average by Current Balance: 6

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MSM 2007-9SL	MORGAN STANLEY
Termsheet Aggregate	4,979 records Balance: $313,255,278

Original Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
0	4,264	268,365,836	85.67	62,938	11.530	13.91	96.72	698
4	4	325,750	0.10	81,437	10.922	0.00	94.35	709
5	1	45,750	0.01	45,750	11.000	0.00	99.98	680
6	25	2,346,835	0.75	93,873	11.585	9.00	96.81	696
12	51	3,424,235	1.09	67,142	12.264	12.79	95.76	696
24	299	17,009,912	5.43	56,889	11.048	38.16	98.88	672
36	331	21,497,445	6.86	64,947	11.153	22.42	97.39	686
60	4	239,514	0.08	59,879	13.288	0.00	97.49	670
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696

FICO Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent Balance (%)	Average Principal Balance Outstanding ($)	Weighted Average Coupon (%)	Percent Full-Alt-Lite Doc (%)	Weighted Average Original CLTV (%)	Weighted Average Credit Score
600—609	18	550,142	0.18	30,563	13.154	100.00	100.00	604
610—619	17	814,299	0.26	47,900	12.862	81.57	99.72	615
620—629	302	17,018,607	5.43	56,353	12.625	31.16	97.76	625
630—639	284	15,451,230	4.93	54,406	12.612	20.02	95.71	635
640—649	298	16,149,139	5.16	54,192	12.387	19.69	97.02	644
650—659	287	16,562,110	5.29	57,708	12.306	21.17	97.28	654
660—669	368	24,656,969	7.87	67,003	12.061	17.39	96.79	665
670—679	398	23,355,012	7.46	58,681	11.987	15.07	96.21	674
680—689	491	34,748,930	11.09	70,772	11.502	10.27	97.30	684
690—699	377	25,104,679	8.01	66,591	11.363	9.63	96.35	694
700—709	378	25,817,583	8.24	68,300	10.986	10.28	96.40	704
710—719	354	23,517,943	7.51	66,435	11.190	9.34	97.02	714
720—729	290	19,630,201	6.27	67,690	10.699	11.31	97.05	724
730—739	267	17,798,961	5.68	66,663	10.654	12.79	97.20	735
740 >=	850	52,079,474	16.63	61,270	10.719	18.91	96.99	766
Total:	4,979	313,255,278	100.00	62,915	11.487	15.73	96.88	696
Non-Zero Minimum: 600 Maximum: 817 Non-Zero Weighted Average by Current Balance: 696

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Morgan Stanley
Structured Finance
Valerie Kay	(212) 761-2162
Lydia Foo	(212) 761-1297
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Robert Paterson	(212) 761-2057
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Structuring and Trading
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Rating Agencies
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Jacob Krayn	(212) 553-1379

Standard and Poors
Justin Hansen	(212) 438-7334

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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